Exhibit 99.1

Press Release

XTI Aerospace Reports First Quarter 2026 Results

DALLAS, May 14, 2026 /PRNewswire/ -- XTI Aerospace, Inc. (Nasdaq: XTIA) (“XTI Aerospace,” “XTI,” or the “Company”), an aerospace and advanced technology platform and parent company of Drone Nerds, LLC, (“Drone Nerds”), a leading drone solutions platform serving commercial, enterprise and government customers, today announced financial results for its first quarter ended March 31, 2026, and provided an update on the Company’s outlook for 2026.

2026 first quarter highlights (Inpixon results excluded and reflected in discontinued operations):

●	Revenue of $27.7 million

●	Gross profit of $5.1 million

●	Gross profit as a percentage of revenue of 18.6 percent

2026 Financial Outlook and Guidance(1):

The Company expects to achieve the following targets for the full year 2026:

●	Full year 2026 revenue of $160 million or greater

●	Full year 2026 gross profit as a percentage of revenue of 19 percent to 21 percent

●	Breakeven cash flow in the third quarter 2026

●	Cash at year-end in the range of $15 million to $17 million

●	Drone Nerds earnings before interest, income taxes, depreciation and amortization (“EBITDA”) as a percentage of revenue in the range of 9 percent to 10 percent

●	End 2026 with $5 million to $10 million of availability under its asset-based lending (“ABL”) facility

●	Second-half of 2026 consolidated adjusted EBITDA in the range of $2 million to $3 million or greater

(1)	Please refer to the “Non-GAAP Measures” and Schedule 1 for the definitions and reconciliations of our Non-GAAP financial measures including “Adjusted EBITDA”.

2026 first quarter events:

●	In February 2026, completed the divestiture of the Inpixon RTLS business to further streamline the Company’s focus on its drone platform and core growth initiatives

●	In February 2026, secured $20 million Asset-Based Lending (“ABL”) credit facility with JPMorgan to support growth and liquidity, subject to customary borrowing conditions, covenants and availability

●	Received approximately $7.4 million in net proceeds from the exercise of warrants during the quarter

●	Appointed Clinton Weber and Jonathan Ornstein to XTI’s Board of Directors, further enhancing the Board’s aviation, aerospace and unmanned systems experience

“We believe the first quarter demonstrated continued progress in repositioning XTI Aerospace around a more scalable and financially disciplined operating model,” said Scott Pomeroy, Chairman and Chief Executive Officer of XTI Aerospace. “Drone Nerds continued to expand its enterprise and government engagement, pipeline activity strengthened entering the second quarter, and we continued executing against our cost reduction and operational efficiency initiatives. Our focus remains on disciplined execution, margin improvement, liquidity management, and building long-term shareholder value.”

15505 Wright Bros. Drive, Addison, TX 75001, USA, (800) 680-7412

© XTI Aerospace, Inc. | XTIAerospace.com

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Liquidity and Capital Resources

As of March 31, 2026, the Company had $15.2 million of unrestricted cash and cash equivalents, $4.6 million drawn and $8.1 million of remaining availability on the borrowing base under its credit facility.

The Company expects to end the year between $15 million and $17 million in cash and cash equivalents. From a liquidity and cash flow perspective, the Company has made meaningful progress during the first quarter of 2026 and continued executing on its cost reduction and operational realignment initiatives. Adjusted EBITDA improved significantly compared to prior periods, with adjusted EBITDA loss improving from approximately negative $10 million in fourth quarter 2025 to approximately negative $5 million this quarter, reflecting the impact of actions taken to streamline operations, reduce spending and better align its cost structure with the current scale and focus of the business. The Company is on track to cross a key threshold which should result in the permanent transition from its historical cash burn to positive cash flow during the third quarter of 2026. From there, the Company expects to continue to deliver ongoing and increasing positive cash flow during its fourth quarter of 2026 and beyond.

In addition, the Company expects to have between $5 million and $10 million in available capacity under its ABL facility as of December 31, 2026.

Based on management’s current operating plans and assumptions, including expected cash flows from the Drone Nerds business and availability under the Company’s ABL credit facility, the Company believes its existing sources of liquidity are intended to support the ordinary-course operating needs of the Drone Nerds business. The Company may, however, require or seek additional capital to support strategic acquisitions and to address the Company’s overall capital structure.

Unaudited Supplemental Combined Financial Information

For purposes of this release, the Company defines “pro forma” as unaudited supplemental combined financial information.

The Company has provided unaudited supplemental financial information of the combined company in this press release. The following financial information combines XTI and Drone Nerds historical operating results as if the businesses had been operated together on a combined basis during prior periods. This financial information is intended to illustrate the current operating footprint of the Company following the acquisition of Drone Nerds and divestiture of the Company’s Industrial IoT / Real-Time Location Systems business.

The unaudited supplemental combined financial information is not “pro forma” financial information as that term is used in Article 11 of Regulation S-X. The unaudited supplemental combined financial information was not prepared in accordance with Article 11 of Regulation S-X and differs from the unaudited pro forma condensed combined financial information included in the Current Report on Form 8-K/A filed with the SEC on February 9, 2026 (the “Pro Forma 8-K Filing”), which was prepared in accordance with Article 11 of Regulation S-X. The unaudited supplemental combined financial information was not prepared in accordance with Article 11 of Regulation S-X and is presented for illustrative purposes to assist investors in understanding the operational performance of the combined business, timing and operational impact of the acquisition, and integration of the combined business, and should not be considered a substitute for the pro forma financial information included in the Company’s prior filings prepared in accordance with Article 11 of Regulation S-X.

Consequently, the unaudited supplemental combined financial information is intentionally different from, but does not supersede, the pro forma financial information set forth in the Pro Forma 8-K Filing or the pro forma financial information set forth in the Company’s most recent annual report on Form 10-K

In addition, the unaudited supplemental combined financial information does not purport to indicate the results that actually would have been obtained had the companies been operated together during the periods presented, or which may be realized in the future. The unaudited supplemental combined financial information has no impact on XTI’s or Drone Nerds’ previously reported consolidated balance sheets or statements of operations, cash flows or equity.

15505 Wright Bros. Drive, Addison, TX 75001, USA, (800) 680-7412

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XTI Aerospace, Inc. and Subsidiaries

Pro Forma(1) Combined Financial Data

(Unaudited)

	For the Three Months Ended March 31,
	2026 (Actual)	2025 (Pro Forma)
(in thousands, except percentages)	Amount	Amount	$ Change	% Change
Revenues	$27,696	$30,587	$(2,891)	(9)%
Gross profit	5,146	7,228	(2,082)	(29)%
Gross profit %	18.6%	23.6%	(5.0)%	(21)%
Net loss from continuing operations	(31,746)	(7,265)	(24,481)	(337)%

(1)	For information on unaudited supplemental combined financial information presented, see the section titled “Unaudited Supplemental Combined Financial Information” in this press release.

The unaudited supplemental combined financial information excludes non-recurring transaction-related costs associated with the Drone Nerds acquisition.

Conference Call and Webcast (Live Q&A Format)

The Company will post prepared remarks to the Investor Relations section of its website before the market opens on Thursday, May 14, 2026. These remarks are intended to provide additional detail and context regarding the Company’s financial results and business update.

The Company will host a live webcast on Thursday, May 14, 2026 at 3:30 PM CT (4:30 PM ET), which will consist of a video-based question and answer session with Scott Pomeroy, Chief Executive Officer, Jeremy Schneiderman, Chief Executive Officer of Drone Nerds, and Brooke Turk, Chief Financial Officer. As part of this format, prepared remarks will not be read but will be available in the Investor Relations section of the Company’s website at xtiaerospace.com under “IR News & Events.”

Investors and analysts are invited to participate and may register in advance using this link: XTI Aerospace May 14 Earnings Webcast. The registration link is also available in the “Investor Relations” section of the Company’s website under “IR News & Events.” Dial-in information will be included upon registration.

The replay of the event will be publicly available to all investors in the Investor Relations section, under “IR News & Events” section of the Company’s website at xtiaerospace.com following the conclusion of the question and answer session and will remain available for 30 days.

About XTI Aerospace, Inc.

XTI Aerospace, Inc. (Nasdaq: XTIA) is an aerospace company providing unmanned aircraft systems (“UAS”) solutions through its commercial drone solutions division, operated through Drone Nerds, LLC and two development-stage divisions focused on autonomous defense systems and domestic manufacturing of unmanned systems components designed to support federal procurement and sourcing requirements. XTI’s commercial drone solutions business provides hardware distribution, training, service, repair, and lifecycle support to enterprise, public safety and government customers.

XTI Aerospace is headquartered in Addison, Texas. For more information about XTI, please visit xtiaerospace.com and follow XTI on LinkedIn, Instagram, X, and YouTube.

15505 Wright Bros. Drive, Addison, TX 75001, USA, (800) 680-7412

© XTI Aerospace, Inc. | XTIAerospace.com

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Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements.

Forward-looking statements may be identified by words such as “believe,” “continue,” “could,” “would,” “will,” “expect,” “intend,” “plan,” “target,” “estimate,” “project,” or similar expressions. These statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied. Such risks include, but are not limited to, market adoption, regulatory requirements, supply chain conditions, technological development, integration of the acquired businesses, the Company’s liquidity and ability to access additional capital on acceptable terms or at all, the Company’s negative stockholders’ equity and the sufficiency of its capital resources, and changes in applicable laws or regulations, customer demand variability and seasonal purchasing patterns, the Company’s ability to achieve projected gross margins and operating cost reductions, working capital timing and inventory management, the outcome of pending legal proceedings involving the Company and its subsidiaries, the Company’s ability to maintain relationships with key suppliers, restrictions and covenants under the Company’s ABL credit facility, risks related to the Company’s development-stage ADS and ATM divisions which have not generated revenues, and the potential for significant non-cash charges related to changes in the fair value of warrant liabilities as well as the other risks and uncertainties described in the Company’s filings with the SEC. XTI undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law. Readers are encouraged to review the risk factors described in XTI’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent filings.

Non-GAAP Measures:

This press release contains certain financial measures that are not recognized under generally accepted accounting principles in the United States (“GAAP”). XTI uses earnings before interest, income taxes, depreciation amortization (“EBITDA”) and Adjusted EBITDA and important supplemental measures of the Company’s operating performance.

A reconciliation of these non-GAAP measures to the most directly comparable GAAP measures for historical periods is provided in Schedule 1. As noted above under “2026 Financial Outlook and Guidance,” the Company is unable to provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain reconciling items, including, without limitation, changes in the fair value of warrant liability.

The Company’s 2026 financial outlook is based on management’s current expectations and assumptions regarding customer demand, product availability, gross margin trends, operating cost levels, and the timing of working capital normalization. These targets are forward-looking statements and are subject to the risks and uncertainties described below and in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including with respect to pending legal proceedings, liquidity, the Company’s capital structure and the other matters described under “Cautionary Statement Regarding Forward-Looking Statements” below.

The Company has not provided a reconciliation of forward-looking Adjusted EBITDA or other forward-looking non-GAAP measures to the most directly comparable GAAP financial measures because certain reconciling items, including changes in the fair value of warrant liability and other items, depend on future events outside the Company’s control and cannot be reasonably predicted or determined without unreasonable efforts. The variability of these items could have a significant and potentially unpredictable impact on future GAAP results.

# # #

Contacts:

General inquiries:

Email: contact@xtiaerospace.com

Web: https://xtiaerospace.com/contact

Investor Relations:

Dave Gentry, CEO

RedChip Companies, Inc.

Phone: 1-407-644-4256

Email: XTIA@redchip.com

15505 Wright Bros. Drive, Addison, TX 75001, USA, (800) 680-7412

© XTI Aerospace, Inc. | XTIAerospace.com

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XTI Aerospace, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Revenues	$27,696	$—
Cost of Revenues	22,550	—
Gross Profit	5,146	—

Operating Expenses
Research and development	1,197	1,124
Sales and marketing	2,363	275
General and administrative	11,746	6,796
Amortization of intangible assets	230	8
Total Operating Expenses	15,536	8,203

Loss from Operations	(10,390)	(8,203)

Other (Expense) Income
Interest expense, net	(154)	(217)
Loss on extinguishment of debt	—	(421)
Warrant issuance expense	—	(2,016)
Change in fair value of warrant liability	(21,447)	503
Other income (expense), net	245	(344)
Total Other (Expense) Income	(21,356)	(2,495)

Loss from continuing operations before income taxes	(31,746)	(10,698)
Income tax benefit	—	15
Net loss from continuing operations, net of tax	(31,746)	(10,683)
Loss from discontinued operations, net of tax	(3,252)	(2,189)
Net loss	(34,998)	(12,872)
Net income attributable to noncontrolling interest	(272)	—
Net loss attributable to XTI Aerospace, Inc.	(35,270)	(12,872)

Less: Preferred stock dividends	(42)	(29)
Net Loss Attributable to Common Stockholders	$(35,312)	$(12,901)

Net loss per share - basic and diluted:
Continuing operations	$(0.91)	$(3.16)
Discontinued operations	$(0.09)	$(0.64)
Net loss	$(1.00)	$(3.80)

Weighted Average Shares Outstanding, Basic and Diluted	35,284,100	3,384,736

Net loss per share from continuing and discontinued operations is calculated based on net loss attributable to common stockholders. Preferred stock dividends and deemed dividends are allocated to continuing and discontinued operations on a proportional basis.

15505 Wright Bros. Drive, Addison, TX 75001, USA, (800) 680-7412

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XTI Aerospace, Inc. And Subsidiaries

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of March 31, 2026	As of December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$15,185	$16,696
Accounts receivable, net of allowance for credit losses	9,051	12,093
Inventories	19,413	15,400
Prepaid expenses and other current assets	6,688	3,989
Current assets of discontinued operations	—	3,645
Total Current Assets	50,337	51,823
Property and equipment, net	417	385
Operating lease right-of-use asset, net	1,677	2,965
Intangible assets, net	9,108	9,338
Goodwill	11,544	11,544
Note receivable	4,330	—
Other assets	929	403
Non-current assets of discontinued operations	—	4,788
Total Assets	$78,342	$81,246

Liabilities
Current Liabilities
Accounts payable	$3,413	$5,212
Accrued expenses and other current liabilities	6,879	6,165
Accrued interest	342	391
Customer deposits	2,480	3,071
Warrant liability	64,895	22,561
Operating lease obligation, current	682	550
Note payable-related party	450	—
Short-term debt	10,569	7,931
Income tax payable	1,241	—
Current liabilities of discontinued operations	—	1,722
Total Current Liabilities	90,951	47,603
Long Term Liabilities
Note payable-related party	—	450
Operating lease obligation, noncurrent	1,020	2,427
Non-current liabilities of discontinued operations	—	322
Total Liabilities	91,971	50,802

Commitments and Contingencies

Representative and placement agent warrants, net of issuance costs	2,701	2,701

Stockholders’ Equity
Preferred Stock	—	—
Series 4 Convertible Preferred Stock	—	—
Series 5 Convertible Preferred Stock	—	—
Series 10 Convertible Preferred Stock	—	21,793
Common Stock	38	33
Additional paid-in capital	170,948	157,354
Accumulated other comprehensive income	—	881
Accumulated deficit	(197,593)	(162,323)
Total Stockholders’ Equity	(26,607)	17,738
Noncontrolling interest	10,277	10,005
Total Equity	(16,330)	27,743
Total Liabilities, Mezzanine Equity and Equity	$78,342	$81,246

15505 Wright Bros. Drive, Addison, TX 75001, USA, (800) 680-7412

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XTI Aerospace, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Cash Flows Used in Operating Activities
Net loss	$(34,998)	$(12,872)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	56	32
Amortization of intangible assets	230	91
Amortization of right-of-use asset	223	53
Non-cash interest (income), expense, net	(82)	145
Stock-based compensation	4,847	455
Impairment of intangible assets	—	531
Loss on extinguishment of debt	—	421
Warrant issuance expense	—	2,016
Change in fair value of warrant liability	21,447	(503)
Loss on disposal of Inpixon Business	831	—
Other income	(250)	—
Other	(2)	3
Changes in operating assets and liabilities:
Accounts receivable and other receivables	4,335	157
Inventories	(3,994)	(19)
Prepaid expenses and other current assets	(2,729)	(594)
Other assets	12	348
Accounts payable	(1,854)	(624)
Related party payables	—	(51)
Accrued expenses and other current liabilities	2,136	(4,892)
Accrued interest	(49)	67
Deferred revenue	(416)	46
Operating lease obligation	(197)	(52)
Net Cash Used in Operating Activities	(10,454)	(15,242)
Cash Flows Used in Investing Activities
Purchase of property and equipment	(131)	(45)
Net cash paid on disposal of the Inpixon Business	(694)	—
Net Cash Used in Investing Activities	(825)	(45)
Cash Flows Provided by Financing Activities
Net proceeds from the exercise of liability classified warrants	7,439	1
Net proceeds from sale of common stock and pre-funded warrants via public offerings	—	21,651
Net proceeds from ATM stock offerings	—	1,667
Redemptions of Series 9 Preferred Stock	—	(1,427)
Net borrowings on line-of-credit	4,638	—
Payment of debt issuance costs	(565)	—
Repayments of promissory notes	(2,000)	(2,719)
Net Cash Provided by Financing Activities	9,512	19,173
Effect of Foreign Exchange Rate on Changes on Cash	33	17
Net (Decrease) Increase in Cash and Cash Equivalents	(1,734)	3,903
Cash and Cash Equivalents – Beginning of period	16,919	4,105
Cash and Cash Equivalents – End of period	$15,185	$8,008

15505 Wright Bros. Drive, Addison, TX 75001, USA, (800) 680-7412

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XTI Aerospace, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	For the Three Months Ended March 31, 2025
(in thousands)	GAAP	Drone Nerds Pre-Acquisition Activity	Transaction Accounting Adjustments		Proforma
Revenues	$—	$30,587	$—		30,587
Cost of revenues	—	23,359	—		23,359
Gross profit	—	7,228	—		7,228
Operating expenses	8,203	3,177	201	a	11,581
(Loss) income from operations	(8,203)	4,051	(201)		(4,353)
Other expense	(2,495)	(246)	(186)	b	(2,927)
Net (loss) income, before tax	(10,698)	3,805	(387)		(7,280)
Income tax benefit	15	—	—		15
Net (loss) income	$(10,683)	$3,805	$(387)		$(7,265)

a)	Amortization of the purchase price allocation for intangible assets identified for Drone Nerds

b)	Interest on the promissory notes issued as part of the Drone Nerds acquisition consideration

15505 Wright Bros. Drive, Addison, TX 75001, USA, (800) 680-7412

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Schedule 1

XTI Aerospace, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

(In thousands)

(Unaudited)

EBITDA and Adjusted EBITDA

XTI Aerospace defines EBITDA as net income (loss) before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for certain items including, (i) non-cash stock-based compensation expense; (ii) severance and restructuring charges; (iii) change in the fair value of warrant liability; and (iv) selected charges that are unusual or non-recurring.

The Company believes that EBITDA and Adjusted EBITDA financial measures assist our board of directors, management, investors, and lenders in comparing our operating performance and establishing operational goals on a consistent basis across periods by removing the effects of our capital structure and other items that impact the comparability of financial results from period to period. We present EBITDA and Adjusted EBITDA because we believe they provide useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The most comparable GAAP financial measures, net income, and information reconciling the GAAP and non-GAAP financial measures are included in the table below:

	For the Three Months Ended March 31,
	2026	2025
Net loss from continuing operations, net of tax, as reported (GAAP)	$(31,746)	$(10,683)
Interest expense, net	154	217
Income tax benefit	—	(15)
Depreciation and amortization	279	19
EBITDA	(31,313)	(10,462)
Non-cash stock-based compensation	4,675	412
Severance and restructuring charges	263	—
Change in fair value of warrant liability	21,447	(503)
Selected charges that are unusual or non-recurring	—	2,781	a
Adjusted EBITDA	$(4,928)	$(7,772)

a)	Consists of warrant issuance expense, change in fair value of investment, and loss on debt extinguishment

	For the Three Months Ended
	March 31, 2026	December 31, 2025
Net loss from continuing operations, net of tax, as reported (GAAP)	$(31,746)	$(14,355)
Interest expense, net	154	51
Income tax benefit	—	(4)
Depreciation and amortization	279	165
EBITDA	(31,313)	(14,143)
Non-cash stock-based compensation	4,675	4,405
Severance and restructuring charges	263	—
Change in fair value of warrant liability	21,447	(2,684)
Selected charges that are unusual or non-recurring	—	2,039	a
Adjusted EBITDA	$(4,928)	$(10,383)

a)	Consists of the provision for credit loss on convertible promissory note receivable

15505 Wright Bros. Drive, Addison, TX 75001, USA, (800) 680-7412

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